UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2014

Consumer Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54998	26-2517432
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, 16th Floor, New York 10017

(Address of principal executive offices) (zip code)

(212) 984 - 1869

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On December 23, 2014, Consumer Capital Group, Inc. (the “Company”) and Shanghai Zhong Hui Financial Information Services Corp., a company established under the laws of People’s Republic of China (“Zhong Hui”), entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to acquire 51% of the capital stock of Zhong Hui (the “Acquisition”). Pursuant to the term of the Agreement, the Company agreed to issue 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to certain individuals affiliated with Zhong Hui (the “Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of Zhong Hui. As incentive for the closing of the Acquisition, the Company also agreed to issue to the Affiliates 5,000,000 additional shares of the Common Stock, and three-year warrants purchasing up to 5,800,000 shares of Common Stock at an exercise price of $2.00 per share, respectively. Agreement shall become effective upon the issuance of the aforementioned shares and Options.

Shanghai Zhong Hui Financial Information Services Corp. is established in May 2014. The company engages business through its website www.fubangdai.cn (“Fubangdai”), which is an internet-based platform that offers financing and investment opportunities for small to midsize business and investors, as well as other related asset management services.

Pursuant to the Agreement, the Company agreed to issue the 10,000,000 shares of Common Stock and 5,800,000 shares of Common Stock underlying the warrants within twenty-five (25) business days upon completion of audit of Zhong Hui by the Company’s independent registered public accountant.

In addition, the board of directors of Zhong Hui (the “Zhong Hui Board”) agreed to nominate certain officers of the Company as new members of the Zhong Hui Board, subject to shareholder approval. Zhong Hui and the Company are committed to raise additional capital for the internet platform in Fubangdai and reach certain milestones for Company’s stock price.

The information set forth in this Item 1.01 is only a brief description of the Acquisition and does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibits 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The above securities were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not being filed herewith. The financial statements required by Item 9.01(a) of this Current Report on Form 8-K with respect to the Acquisition described in Item 1.01 herein will be filed by amendment no later than 75 days after the effectiveness of the Agreement.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Acquisition described in Item 1.01 herein will be filed by amendment no later than 75 days after the effectiveness of the Agreement.

(c) Exhibits.

Exhibit	Description

2.1	Form of English Translation of Share Exchange Agreement, dated as of December 23, 2014, by and between Consumer Capital Group, Inc. and Shanghai Zhong Hui Financial Information Services Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2014	Consumer Capital Group, Inc.

	By:	/s/ Jianmin Gao Jianmin Gao President and Chief Executive Officer